UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 2, 2015

GLOWPOINT, INC.
(Exact name of registrant as specified in its charter)

Delaware	25940	77-0312442
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

1776 Lincoln Street, Suite 1300 Denver, Colorado		80203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 640-3838

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On February 2, 2015, the Company’s Board of Directors (the “Board”) increased the size of the Board from five to six directors, and appointed David Giangano as a director of the Company. Mr Giangano will serve as a director until the next annual meeting of the Company’s stockholders or until his successor is duly elected and qualified, subject to his earlier resignation or removal. Mr. Giangano will also serve on the Audit Committee of the Board.

There is no arrangement or understanding between Mr. Giangano and any other person pursuant to which Mr. Giangano was selected as a director. Mr. Giangano does not have any direct or indirect material interest in any existing or proposed transaction to which the Company is or may become a participant required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

As a new member of the Board, Mr. Giangano will receive the same compensation and indemnification as the Company’s other non-employee directors. The director compensation program is described in the Company’s Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 29, 2014.  The form of indemnification agreement is an exhibit to our Current Report on Form 8-K filed with the SEC on June 2, 2014.

On February 4, 2015, the Company issued a press release announcing the appointment of Mr. Giangano to the Board. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
99.1	Glowpoint, Inc. Press Release dated February 4, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2015

GLOWPOINT, INC.

By:
David Clark
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Glowpoint, Inc. Press Release dated February 4, 2015.